AMENDED AND RESTATED
                             VOTING TRUST AGREEMENT



        THIS  AGREEMENT  made  effective  as of the  17th day of June, 1996.


A M O N G:

                           EUGENE A. SOLTERO and JAMES
                           E. HOGUE, of the State of Texas

                           (hereinafter called "Proxyholders")

                           OF THE FIRST PART
                           - and -

                           WILTEX EASTERN RESOURCE
                           COMPANY, a corporation formed
                           pursuant to the laws of the State of Texas

                           (hereinafter called "Wiltex")


                           OF THE SECOND PART
                           - and -

                           PINNACLE REEF LIMITED
                           PARTNERSHIP, a limited partnership
                           formed pursuant to the laws of the State of Nevada

                           (hereinafter called "Pinnacle")

                           OF THE THIRD PART
                           - and -

                           SO. ALABAMA EXPLORATION
                           LIMITED PARTNERSHIP, a limited
                           partnership formed pursuant to the laws of the State of Nevada

                           (hereinafter called "SO. Alabama")


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                                                     - 2 -

                           OF THE FOURTH PART


                           - and -

                           HIBERNIA MANAGEMENT
                           COMPANY, a corporation formed
                           pursuant to the laws of the State of
                           Nevada

                           (hereinafter called "Hibernia")


                           OF THE FIFTH PART


                           - and -

                           ALBERTSON FAMILY LIMITED
                           PARTNERSHIP, a limited partnership
                           formed pursuant to the laws of the State of Texas

                           (hereinafter called "Albertson")


                           OF THE SIXTH PART
                           - and -

                           JAMESON FAMILY LIMITED
                           PARTNERSHIP, a limited partnership
                           formed pursuant to the laws of the State of Texas


                           (hereinafter called "Jameson")


                           OF THE SEVENTH PART
                           - and -

                           WILKERSTEAD THRUST
                           COMPANY, a corporation formed

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                                                     - 3 -

                           pursuant to the laws of the laws of
                           Gibraltar

                           (hereinafter called "Wilkerstead")

                           OF THE EIGHTH PART
                           - and -

                           BROWNSTOWE PARTNERS, LTD.,
                           a corporation formed pursuant to the laws of the laws of Gibraltar

                           (hereinafter called "Brownstowe")

                           OF THE NINTH PART
                           -and-

                           HALEY MANAGEMENT COMPANY,
                           a corporation formed pursuant to the laws of the state of Texas

                           (hereinafter called "Haley")

                           OF THE TENTH PART



                  WHEREAS the parties hereto other than the Proxyholders (collectively, the "Property Contributors") are the registered holders of 3,481,732 common shares (the "Property Contributors' Shares") in the capital of Cotton Valley Energy Limited (Cotton Valley Energy Limited and its successors are hereinafter referred to as "Cotton Valley");

                  AND WHEREAS the Property Contributors have been granted Class A Warrants (the "Property Contributors' Warrants") to purchase an aggregate of up to 518,345 common shares in the capital of Cotton Valley;


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                                                     - 4 -

                  AND WHEREAS the Property Contributors pursuant to the terms and conditions of this Agreement wish to provide to the Proxyholders duly completed Powers of Attorney to vote according to the terms and conditions of this Voting Trust Agreement;

                  NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration mutually given and received, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1. Voting Trust: Contemporaneously with the signing of this Agreement, each of the Property Contributors hereby agree to deposit with the Proxyholders Powers of Attorney substantially in the form attached hereto as Schedule "A", providing to the Proxyholders the unrestricted right to vote the shares held by the Property Contributors (collectively, the "Proxy Shares"). Any shares of Cotton Valley hereinafter acquired by any of the Property Contributors pursuant to the exercise of the Property Contributors' Warrants or pursuant to paragraphs 4 or 5 hereof, shall form part of the Proxy Shares. Where the context permits, the term "Proxy Shares" shall include all additional shares of Cotton Valley here after acquired by any of the Property Contributors and which are subject to the Proxyholders' voting power pursuant to the provisions of this paragraph 1.

2. Representations and Warranties of the Property Contributors: Each of the Property Contributors hereby jointly and severally represent and warrant as follows and hereby acknowledge and agree that the Proxyholders are relying on such representations and warranties in connection with the entering into by the Proxyholders of this Agreement:

         (a) each of the Property Contributors has good and sufficient power, authority and right to enter into and deliver this Agreement and the execution by any Property Contributor of this Agreement does not constitute a violation of applicable law or a violation of any contract or other instrument to which a Property Contributor is a party;

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                                                     - 5 -


          (b) Each of the Property Contributors has the power and authority to enter into this Agreement on behalf of each respective Property Contributor;

         (c) other than the Property Contributors' Shares and the Property Contributors' Warrants, as of the date of this Agreement, no Property Contributor owns any other securities of Cotton Valley; and

         (d) the Property Contributors own the Property Contributors' Shares free and clear of any and all claims, liens, security interests and encumbrances whatsoever and no person has any agreement or option or right capable of becoming an agreement for the purchase of any of the Property Contributors' Shares.

3. Covenant of the Property Contributors: Each of the Property Contributors hereby covenants and agrees that during the term of this Agreement no Property Contributor shall sell, transfer, assign, pledge, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of, encumber or deal with any of the securities of Cotton Valley held by any such Property Contributor other than as provided for in paragraph 6 hereof; and

4. Corporate Reorganization: If at any time during the currency of this Agreement, as a result of a subdivision, consolidation, redivision, amalgamation, reclassification or other alteration of the share capital of Cotton Valley, the Property Contributors' Shares subject to the Power of Attorney provided to the Proxyholders hereunder shall be amended to provide for such event, and the Proxyholders shall be entitled to vote such shares in accordance with the provisions of this Agreement.

5. Acquisition of Additional Securities: For greater certainty, forthwith upon the receipt by any Property Contributor of any additional securities of Cotton Valley at any time and

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                                                     - 6 -

from time to time during the term of this Agreement pursuant to the exercise of the Property Contributors' Warrants or by way of dividend in connection with the Property Contributors' Shares, or upon a reorganization of Cotton Valley as contemplated in paragraph 4 hereof, such additional securities shall forthwith become subject to the provisions of this Agreement, and the Proxyholder shall vote such securities in accordance herewith.

6. Transfer of Shares by Property Contributors: Notwithstanding any provisions of this Agreement to the contrary, each Property Contributor may transfer any shares held by it in the capital of Cotton Valley upon written notice to the Proxyholders. Upon any transfer in accordance with this Agreement, the Power of Attorney in respect of such Proxy Shares shall immediately be of no further force or effect, except if such transfer is by a Property Contributor to a related party or an affiliate, in which case the Power of Attorney shall continue in full force and effect.

7. Term of Agreement: The term of this Agreement shall commence on the date first written above and shall terminate and be of no further force and effect on January 1, 2001 or such earlier date as determined by the Proxyholders in their sole discretion.

8. Divisable Interest: Each of the Proxyholders holds a 50% undivided interest in and to this Agreement. Either Proxyholder may, upon written notice to the other Proxyholder and the Property Contributors convert his undivided interest in this Agreement to a separate agreement with the Property Contributors covering one-half of the Proxy Shares.

9. Enurement: Subject to paragraph 8 hereof, the terms and provisions of this Agreement shall be binding upon and shall enure to the benefit of the Proxyholders, the Property Contributors and their respective heirs, executors, successors, assigns and legal representatives.

10. Further Assurances: The parties hereto covenant and agree to sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their

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                                                     - 7 -

vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement at every part hereof.

11. Notices: Any notice or other communication which may be or is required to be given or made pursuant to this Agreement may be given in writing by personal delivery, by registered mail, postage prepaid or by telecopier addressed as follows:

         (a)      to the Proxyholders at:
                  8350 North Central Expressway, Suite M-2030
                  Dallas, Texas
                  75206, U.S.A.

                  Telecopier:  (214) 363-4294

         (b)      to the Property Contributors at:

                  c/o William H. Avery, Attorney
                  2707 Hibernia Street
                  Dallas, Texas 75204, USA
                  Telecopier: 214-720-0039

or at such other address as may be given by any of them to the other in writing from time to time. Any notice or other communication given by mail as aforesaid shall be deemed to have been received on the fourth (4th) day following the date of mailing such notice or other communication. Any notice or other communication delivered or sent by telecopier as aforesaid shall be deemed to have been received on the date on which such notice or document was delivered or sent by telecopier. If a notice or other communication shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, such notice shall, unless earlier actually received, be deemed to have been received on the fourth (4th) day following the resumption of normal mail service.


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                                                     - 8 -

12. Entire Agreement: This Agreement shall constitute the entire Agreement among the parties hereto, and replaces all prior agreements among any of the parties hereto, with respect to all of the matters herein contained. This agreement may be signed in counterpart.

13. No Amendments: This Agreement shall not be amended except by a memorandum in writing signed by each of the parties hereto.

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement effective as of the date first above written.


SIGNED, SEALED AND DELIVERED       )
                                   )        --------------------------------
                                   )                 James E. Hogue
                                   )
                                   )        -------------------------------
                                   )                 Eugene Soltero
                                   )

WILTEX EASTERN RESOURCE                     PINNACLE REEF LIMITED
COMPANY                                     PARTNERSHIP, By Hibernia
                                            Management Company, General Partner


Per:                                        Per:



SOUTH ALABAMA EXPLORATION                         HIBERNIA MANAGEMENT
LIMITED PARTNERSHIP, By Hibernia                  COMPANY
Management Company, General Partner


Per:                                              Per:






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                                                     - 9 -
BROWNSTOWE PARTNERS LTD                    ALBERTSON FAMILY LIMITED
                                           PARTNERSHIP BY Rose Walker
                                           Management Company, General Partner


Per:                                       Per:



JAMESON FAMILY LIMITED                     WILKERSTEAD THRUST COMPANY
PARTNERSHIP By Jameson Capital, Inc.,
General Partner


Per:                                       Per:


HALEY MANAGEMENT COMPANY



Per: ______________________________



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